Exhibit 99.01

FOR IMMEDIATE RELEASE

Investor Contact: Michael J. Rockenbach	Press Contact: Robin Austin
Chief Financial Officer	Sr. Manager, Public Relations
(714) 513-8213	(714) 513-8152

EMULEX REPORTS RECORD FIRST QUARTER RESULTS

     COSTA MESA, Calif., October 23, 2003 — Emulex Corporation (NYSE:ELX), the world’s largest supplier of storage networking host bus adapters (HBAs), today announced results for its first fiscal quarter ended September 28, 2003.

First Quarter Highlights

•	Revenues up 3% sequentially and up 20% year over year to a record $84.6 million, at the top end of company guidance

•	Fibre Channel revenues up 3% sequentially and up 22% year over year to a record $84.1 million, or over 99% of revenue

•	Non-GAAP (formerly known as pro-forma) gross margin of 64%, and GAAP gross margin of 67%

•	Non-GAAP and GAAP operating margin of 36%

•	Non-GAAP operating income of $30.4 million, a record for the third quarter in a row, as well as record GAAP operating income of $30.2 million

•	Non-GAAP diluted EPS of $0.24, above company guidance and up 26% from a year ago, and GAAP diluted EPS of $0.27

•	Sequential increase in cash, cash equivalents, restricted cash and investments, net of the outstanding convertible subordinated notes, of $33.8 million

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Emulex Corporation FY ‘04 First Quarter Results
October 23, 2003

Financial Results

     First quarter revenues grew to a record $84.6 million, up 3% sequentially and up 20% year over year. Non-GAAP net income expanded 27% from the comparable year-ago results to a record $20.1 million, or $0.24 per diluted share. GAAP net income amounted to $22.6 million, or $0.27 per diluted share, compared to $32.0 million for the comparable period last year. A reconciliation between GAAP and non-GAAP results is included in the accompanying financial data.

     Fibre Channel revenues expanded 22% year over year and grew 3% sequentially from the fourth fiscal quarter to a record $84.1 million, amounting to over 99% of net revenues. Emulex booked its first revenue from LP10000 and LP10000DC HBAs during Q1 of fiscal 2004, as the Company initiated commercial shipments of next generation adapters based on its first native dual-channel ASIC, Thor. Dual-channel HBAs were a source of strength during the first quarter of fiscal 2004, delivering sequential revenue growth of 24% and year-over-year growth of 95%. “As we have discussed previously, Emulex is targeting the dual-channel HBA sector as an incremental growth opportunity, leveraging Thor’s native dual-channel technology,” said Paul Folino, Emulex Chairman and CEO. “We are also targeting the midrange as an incremental growth sector, and in the first quarter of fiscal 2004, revenues from our midrange adapters nearly doubled on a year-over-year basis.”

     With respect to its balance sheet, Emulex repurchased at a discount $93.9 million in face value of its convertible subordinated notes, recognizing a gain of $4.7 million during the first quarter of fiscal 2004. Emulex exited the first quarter of fiscal 2004 with cash, cash equivalents, restricted cash and investments balances of $560 million. Cash, cash equivalents, restricted cash and investments, net of the outstanding convertible subordinated notes, increased $33.8 million during the first quarter of fiscal 2004. Mike Rockenbach, Emulex Chief Financial Officer, said, “We believe our solid performance in cash flow is indicative of the strong underlying fundamentals of our business.”

Business Outlook

     Emulex is providing guidance for its second fiscal quarter ending December 2003 as follows. Although actual results may vary depending on a variety of factors, many of which are outside Emulex’s control, for its core business, Emulex is budgeting for year-over-year revenue growth in the 14% to 16% range, or sequential revenue growth of 3-5%, with revenues for the quarter in a range of approximately $87 million to $89 million and non-GAAP earnings per diluted share of up to $0.24. If the acquisition of Vixel is completed in mid-November, Emulex expects that total revenue for the second quarter could increase to approximately $90-$93 million and non-GAAP diluted earnings per share could equal up to $0.22.

     Emulex also disclosed that it had recently completed the acquisition of the technology assets of Trebia Networks for approximately $2.0 million in cash. The acquired technology includes multiprotocol storage network processor architectures and high-performance offload engines. Emulex expects that charges associated with this purchase will be excluded from non-GAAP results.

     Because the purchase price allocations have not been finalized for the pending Vixel acquisition and the completed Trebia technology asset acquisition, Emulex is unable to provide earnings per share guidance under GAAP that reflects charges associated with these acquisitions at this time.

Webcast Information

     Emulex will host a webcast today at 1:30 p.m. Pacific time to discuss the financial results in detail. The webcast may be accessed live via the home page of the Emulex website at www.emulex.com. During the call, Emulex will discuss details of the first fiscal quarter financial results. A replay of the webcast will be available in the audio archive section of the investor relations page of the Emulex website. In addition, a replay of the quarterly conference call will be available for 48 hours by calling (888) 203-1112 — and using the passcode 522950.

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Emulex Corporation FY ‘04 First Quarter Results
October 23, 2003

About Emulex

     Emulex Corporation is the world’s largest supplier and developer of storage networking host bus adapters. It was recently named one of Forbes Magazine’s 25 Fastest Growing Technology Companies in 2002, and ranked number 15 in Deloitte & Touche’s 2003 Technology Fast 50.

     The Emulex product families are based on internally developed ASIC, firmware and software technologies spanning both Fibre Channel and IP networking protocols, and offer customers high performance, scalability, flexibility and reduced total cost of ownership. The company’s products have been selected by the world’s leading server and storage providers, including Dell, EMC, Fujitsu Siemens, Groupe Bull, HP, Hitachi Data Systems, IBM, NEC, Network Appliance, StorageTek and Unisys. In addition, Emulex includes industry leaders Brocade, Computer Associates, Intel, McDATA, Microsoft and VERITAS among its strategic partners. Via a joint development agreement, Emulex and Intel are pioneering the industry’s first storage processors for Serial ATA, Serial Attached SCSI and Fibre Channel interfaces within a single architecture.

     Emulex markets to OEMs and end users through its own worldwide selling organization, as well as its two-tier distribution partners, including ACAL, Avnet, Bell Microproducts, Info-X, Netmarks, Tech Data, TidalWire and Tokyo Electron. Corporate headquarters are located in Costa Mesa, California. News releases and other information about Emulex Corporation are available at www.emulex.com.

EMULEX | We network storage

Note Regarding Non-GAAP Financial Information. The non-GAAP financial information included in this press release is not prepared in accordance with GAAP as it excludes a benefit related to an inventory charge and a gain on the repurchase of convertible notes as well as charges relating to the amortization of stock-based compensation and acquisition intangibles. The projected non-GAAP financial information also excludes any acquisition-related charges associated with the pending Vixel acquisition and the completed acquisition of the technology assets of Trebia Networks. Management believes that the presentation of Non-GAAP information may provide useful information to investors because Emulex has historically provided this information and understands that some investors consider it useful in evaluating Emulex’s core business. Management also uses this non-GAAP information, along with the GAAP information, in evaluating Emulex’s business for these purposes. The non-GAAP results should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP or other pro forma measures used by other companies.

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Emulex Corporation FY ‘04 First Quarter Results
October 23, 2003

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above, including, without limitation, those contained in the discussion of “Business Outlook” above, contain forward-looking statements that involve risk and uncertainties. We expressly disclaim any obligation or undertaking to release publicly any updates or changes to these forward-looking statements that may be made to reflect any future events or circumstances. The company wishes to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include risks related to the proposed acquisition of Vixel and the fact that the economy generally, and the technology and storage segments specifically, have recently been in a state of uncertainty making it difficult to determine if past experience is a good guide to the future and making it impossible to determine if markets will grow or shrink in the short term. Recently, the Company’s results have been significantly impacted by a widespread slowdown in technology investment that has also pressured the storage networking market that is the mainstay of the Company’s business. A continued downturn in information technology spending could adversely affect the Company’s revenues and results of operations. As a result of this uncertainty, the Company is unable to predict with any accuracy what future results might be. Other factors affecting these forward-looking statements include, but are not limited to, the following: slower than expected growth of the storage networking market or the failure of the Company’s OEM customers to successfully incorporate the Company’s products into their systems; the Company’s dependence on a limited number of customers and the effects of the loss of, or decrease or delays in orders by, any such customers, or the failure of such customers to make payments; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of the Company’s or the Company’s OEM customers’ new or enhanced products; the variability in the level of the Company’s backlog and the variable booking patterns of the Company’s customers; the effects of terrorist activities and resulting political or economic instability; the highly competitive nature of the markets for the Company’s products as well as pricing pressures that may result from such competitive conditions; the Company’s ability and the ability of the Company’s OEM customers to keep pace with the rapid technological changes in the Company’s industry and gain market acceptance for new products and technologies; the effect of rapid migration of customers towards newer product platforms; possible transitions from board level to application specific computer chip solutions for selected applications; a shift in unit product mix from high-end to midrange products; a decrease in the average unit selling prices or an increase in the manufactured cost of the Company’s products; delays in product development; the Company’s reliance on third-party suppliers and subcontractors for components and assembly; any inadequacy of the Company’s intellectual property protection or the potential for third-party claims of infringement; the Company’s ability to attract and retain key technical personnel; the Company’s dependence on foreign sales; the effect of the Company’s stock price on stock compensation charges; and the effect of acquisitions, changes in tax rates or changes in accounting standards. These and other factors which could cause actual results to differ materially from those in the forward-looking statements are discussed in the company’s filings with the Securities and Exchange Commission, including its recent filings on Forms 8-K, 10-K and 10-Q, under the caption “Risk Factors.”

This news release refers to various products and companies by their trade names. In most, if not all, cases these designations are claimed as trademarks or registered trademarks by their respective companies.

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Emulex Corporation FY ‘04 First Quarter Results
October 23, 2003

EMULEX CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	Three Months Ended

	September 28,	September 29,
	2003	2002

Net revenues	$84,577	$70,425
Cost of sales	28,327	27,882

Gross profit	56,250	42,543

Operating expenses:
Engineering and development	16,344	13,673
Selling and marketing	4,602	4,664
General and administrative	3,657	2,746
Amortization of intangibles	1,450	1,453

Total operating expenses	26,053	22,536

Operating income	30,197	20,007

Nonoperating income:
Interest income	2,498	3,702
Interest expense	(1,033)	(1,804)
Gain on repurchase of convertible subordinated notes	4,665	28,729
Other income (expense), net	106	(30)

Total nonoperating income	6,236	30,597

Income before income taxes	36,433	50,604
Income tax provision	13,845	18,623

Net income	$22,588	$31,981

Net income per share:
Basic	$0.27	$0.39

Diluted	$0.27	$0.37

Number of shares used in per share computations:
Basic	82,541	81,844

Diluted	87,472	89,166

The interest expense adjustment, net of tax, to the Company’s GAAP diluted per share calculation due to the dilutive effect of its convertible subordinated notes was $640 and $1,141 for the three months ended September 28, 2003, and September 29, 2002, respectively.

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Emulex Corporation FY ‘04 First Quarter Results
October 23, 2003

A reconciliation of the non-GAAP net income with the Company’s net income determined under GAAP is presented in the following table.

EMULEX CORPORATION AND SUBSIDIARIES

Reconciliation of GAAP Net Income to Non-GAAP Net Income
(in thousands - unaudited)

	Three Months Ended

	September 28,	September 29,
	2003	2002

GAAP net income, as presented above	$22,588	$31,981

Items excluded from GAAP net income to calculate non-GAAP net income:
Subsequent benefit related to the excess and obsolete inventory charge associated with slowing demand for older generation one gigabit per second products, due to sale of impaired inventory, excluded from cost of goods sold[1]	(1,808)	(164)
Amortization of deferred stock-based compensation associated with the acquisition of Giganet and a tax law change in the United Kingdom, as follows:
Excluded from engineering and development	410	485
Excluded from selling and marketing	145	300
Excluded from general and administrative	37	56
Excluded from cost of sales	4	4
Amortization of intangibles, excluded from operating expenses	1,450	1,453
Gain on repurchase of convertible subordinated notes, excluded from nonoperating income[2]	(4,665)	(28,729)
Income tax effect of above items, excluded from the income tax provision	1,909	10,459

Impact on net income	(2,518)	(16,136)

Non-GAAP net income	$20,070	$15,845

[1]	Excess and obsolete inventory charge. Starting in late September 2001, some of Emulex’s major customers made announcements that general economic conditions, exacerbated by the increase in economic uncertainty in the aftermath of the terrorist events of September 11, 2001, were having a negative impact on their financial results. The announcements made, and forecasts received, indicated deteriorating demand for the Company’s one gigabit per second (Gbps) products as these customers were expected to migrate to two Gbps products for future purchases. In order to provide meaningful comparisons of operating results, any subsequent consumption of previously impaired products is excluded.

[2]	Gain on repurchase of convertible subordinated notes. In the three months ended September 28, 2003, Emulex repurchased $93.9 million in face value of its convertible subordinated notes at a 7% discount, resulting in a pre-tax gain of $4.7 million. In the three months ended September 29, 2002, Emulex repurchased $136 million in face value of its convertible subordinated notes at a 24% discount, resulting in a pre-tax gain of $28.7 million.

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Emulex Corporation FY ‘04 First Quarter Results
October 23, 2003

The non-GAAP, formerly pro-forma, information provided in this press release is a supplement to, and not a substitute for, our financial results presented in accordance with GAAP. The non-GAAP results exclude certain expenses and income to provide what we believe is a more complete understanding of our underlying operational results and trends. Specifically, we believe the non-GAAP results provide useful information by excluding certain expenses that we believe are not indicative of our core operating results. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting of future periods. Emulex management refers to these non-GAAP financial measures in making decisions regarding the Company’s operational performance and to facilitate internal comparisons to the Company’s historical operating results and to competitors’ operating results. Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results and may be different from the non-GAAP presentation used by other companies.

EMULEX CORPORATION AND SUBSIDIARIES
Non-GAAP Condensed Consolidated Statements of Income3
(in thousands, except per share data)
(unaudited)

	Three Months Ended

	September 28,	September 29,
	2003	2002

Net revenues	$84,577	$70,425
Cost of sales	30,131	28,042

Gross profit	54,446	42,383

Operating expenses:
Engineering and development	15,934	13,188
Selling and marketing	4,457	4,364
General and administrative	3,620	2,690

Total operating expenses	24,011	20,242

Operating income	30,435	22,141

Nonoperating income:
Interest income	2,498	3,702
Interest expense	(1,033)	(1,804)
Other income (expense), net	106	(30)

Total nonoperating income	1,571	1,868

Income before income taxes	32,006	24,009
Income tax provision	11,936	8,164

Net income	$20,070	$15,845

Net income per share:
Basic	$0.24	$0.19

Diluted	$0.24	$0.19

Number of shares used in per share computations:
Basic	82,541	81,844

Diluted	87,472	83,650

The interest expense adjustment, net of tax, to the Company’s non-GAAP diluted per share calculation due to the dilutive effect of its convertible subordinated notes was $647 and $0 for the three months ended September 28, 2003, and September 29, 2002, respectively.

[3]	See the preceding Note Regarding Non-GAAP Financial Information as well as the Reconciliation of GAAP Net Income to Non-GAAP Net Income.

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Emulex Corporation FY ‘04 First Quarter Results
October 23, 2003

EMULEX CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 28,	June 29,
	2003	2003

Assets
Current assets:
Cash and cash equivalents	$72,181	$136,971
Restricted cash	43,156	9,342
Investments	228,399	239,302
Accounts and other receivables, net	52,747	46,678
Litigation settlements receivable	13,095	13,095
Inventories, net	12,479	10,998
Prepaid expenses	5,279	5,516
Deferred income taxes	28,384	36,330

Total current assets	455,720	498,232
Property and equipment, net	34,251	26,585
Investments	216,625	234,847
Goodwill	397,256	397,256
Other intangibles, net	25,617	27,067
Other assets	3,262	5,782

	$1,132,731	$1,189,769

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$20,645	$11,298
Accrued liabilities	15,973	18,806
Accrued litigation settlements	39,500	39,500
Income taxes payable	11,368	5,457

Total current liabilities	87,486	75,061
Convertible subordinated notes	114,648	208,518
Deferred income taxes	3,486	4,260

Total liabilities	205,620	287,839
Total stockholders’ equity	927,111	901,930

	$1,132,731	$1,189,769

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Emulex Corporation FY ‘04 First Quarter Results
October 23, 2003

EMULEX CORPORATION AND SUBSIDIARIES
Supplemental Information

Historical Revenue by Channel and Territory:

	Q1 FY 2004	%Total	Q1 FY 2003	% Total	% Change
($000s)	Revenue	Revenue	Revenue	Revenue	Year/Year

Revenue from OEM customers	$48,010	57%	$48,632	69%	-1%
Revenue from distribution	36,527	43%	21,702	31%	+68%
Other	40	nm [4]	91	nm [4]	nm [4]

Total Net Revenues	$84,577	100%	$70,425	100%	+20%

United States	$52,975	63%	$48,287	69%	+10%
Europe	23,026	27%	17,004	24%	+35%
Pacific Rim countries	8,576	10%	5,134	7%	+67%

Total Net Revenues	$84,577	100%	$70,425	100%	+20%

Forward-Looking Diluted Earnings per Share Reconciliation5:

Guidance for
Three Months Ending
December 28, 2003

Non-GAAP diluted earnings per share guidance	$0.24
Items excluded, net of tax, from non-GAAP diluted earnings per share to calculate GAAP diluted earnings per share guidance:
Amortization of goodwill and other intangibles	$(0.01)
Amortization of deferred stock-based compensation	$(0.01)

GAAP diluted earnings per share guidance[5]	$0.22

[4]	Not meaningful

[5]	Excludes effects arising from the acquisition of the technology assets of Trebia Networks and the proposed acquisition of Vixel. Because the acquisition of Vixel is not yet complete and the related charges and purchase price allocation have not been finalized, Emulex is unable to provide earnings per share guidance under GAAP at this time.

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